Exhibit 10.12
PROMISSORY NOTE A6

New York, New York
20,000,000.00	March 31, 2004

PROMISSORY NOTE A6, dated as of March 31, 2004 (this Note), by FIRST STATES INVESTORS 5000A, LLC, a Delaware limited liability company (Borrower), having an office at c/o First States Group, L.P., 1725 The Fairway, Jenkintown, Pennsylvania 19046, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, Lender), having an office at 60 Wall Street, 10th Floor, New York, New York 10005.
WHEREAS, Lender made a loan to Borrower in the original principal amount of $440,000,000 (the Loan);
WHEREAS, the Loan was originally evidenced by a Consolidated Amended and Restated Note, dated as of October 1, 2003, (the Original Note) made by Borrower in favor of Lender, which Original Note evidenced an indebtedness of Borrower to Lender in the original and current outstanding principal amount of $440,000,000 (the Existing Debt);
WHEREAS, pursuant to Section 5.1.11 of the Loan Agreement (as hereinafter defined), on December 1, 2003, Borrower and Lender severed the Original Note into five (5) substitute promissory notes: (i) that certain Promissory Note A1, dated as of December 1, 2003, made by Borrower in favor of Lender, in the principal amount of $100,000,000 (Substitute Note A1); (ii) that certain Promissory Note A2, dated as of December 1, 2003, made by Borrower in favor of Lender, in the principal amount of $75,000,000 (Substitute Note A2); (iii) that certain Promissory Note A3, dated as of December 1, 2003, made by Borrower in favor of Lender, in the principal amount of $85,000,000 (Substitute Note A3); (iv) that certain Promissory Note A4, dated as of December 1, 2003, made by Borrower in favor of Lender, in the principal amount of $80,000,000 (Existing Substitute Note A4); and (v) that certain Promissory Note B, dated as of December 1, 2003, made by Borrower in favor of Lender, in the principal amount of $100,000,000 (Substitute Note B) in an aggregate principal amount equal to the Existing Debt;
WHEREAS, Lender is the current owner and holder of the Existing Substitute Note A4;
WHEREAS, pursuant to Section 5.1.11 of the Loan Agreement, Borrower and Lender amended and restated the Existing Substitute Note A4 and severed the Existing Substitute A4 Note into three (3) substitute promissory note: (i) that certain Amended and Restated Promissory Note A4, dated as of the date hereof, made by Borrower in favor of Lender, in the principal amount of $40,000,000 (Amended and Restated Substitute Note A4); (ii) that certain Promis‑

sory Note A5, dated as of the date hereof, made by Borrower in favor of Lender, in the principal amount of $20,000,000 (Substitute Note AS); (iii) this Promissory Note A6, dated as of the date hereof, made by Borrower in favor of Lender, in the principal amount of $20,000,000 (Substitute Note A6);
WHEREAS, from and after the date hereof, the Loan shall be evidenced by Substitute Note A1, Substitute Note A2, Substitute Note A3, Amended and Restated Substitute Note A4, Substitute Note A5, Substitute Note A6 and Substitute Note B;
WHEREAS, this Note, individually, evidences a portion of the Loan in the principal amount of TWENTY MILLION DOLLARS ($20,000,000) (the Principal Amount); and
WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount, together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.	DEFINED TERMS.

a.
Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

b.	The following terms shall have the meanings ascribed thereto:
Borrower shall have the meaning provided in the first paragraph hereof.
Default Rate shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Interest Rate.
Defeasance Lockout Period shall mean the period commencing on the date hereof and expiring on the earlier date to occur of (a) two years after (i) the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the Code), of a "real estate mortgage investment conduit," (REMIC) within the meaning of Section 860D of the Code, that holds this Note and the Security Instrument or (ii) if this Note is severed and such severed portions are included in REMICs that do not have the same "startup day," the "startup day" of the REMIC in which the last of such severed portions is included, or (b) October 1, 2006, whichever shall first occur.

Interest Period shall mean each interest period commencing on the first (1st) calendar day of a calendar month and ending on (and including) the last calendar day of such calendar month, in each case without adjustment for any Business Day convention.
Interest Rate shall mean a rate of 5.4891176470% per annum.
Lender shall have the meaning provided in the first paragraph hereof.
Limited Prepayment Period shall mean the period commencing on the date hereof and ending on the last day of the Defeasance Lockout Period, during which time Borrower shall have the right to prepay a portion of the Loan in connection with the Property Release of one or more Designated Release Properties, subject to the conditions provided in Section 8.7 of the Loan Agreement and payment of the Yield Maintenance Premium on the amount prepaid.
Loan shall have the meaning provided in the Recitals to this Note.
Loan Agreement shall mean the Amended and Restated Loan and Security Agreement, dated as of October 1, 2003, between Borrower and Lender.
Maturity Date shall mean December 1, 2013, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether by declaration of acceleration or otherwise.
Monthly Amount shall have the meaning set forth in Section 3(a)(iii).
Maturity Date Payment shall have the meaning set forth in Section 3.
Note shall have the meaning provided in the first paragraph hereof.
Payment Date shall be the first (1st) calendar day of each calendar month (without regard to whether or not such date is a Business Day), commencing on April 1, 2004 and continuing to and including the Maturity Date.
Prepayment Date shall have the meaning provided in Section 4.
Prepayment Lockout Period shall mean the period from the date hereof through July 31, 2013, during which time no prepayment of the Loan shall be permitted except in connection with the Property Release of one or more Designated Release Properties during the Limited Prepayment Period.
Prepayment Lockout Release Date shall mean August 1, 2013.

Prepayment Notice shall have the meaning provided in Section 4.
Principal Amount shall have the meaning set forth in the Recitals to this Note.
Treasury Rate shall mean, as of any Payment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such Payment Date to the Maturity Date (and converted to a monthly equivalent yield), as determined by Lender on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or, if such publication is unavailable, such other recognized source of financial market information as shall be selected by Lender for the week prior to such Payment Date.
Yield Maintenance Premium shall mean an amount equal to the product of: (i) the positive difference (expressed as a percentage of the outstanding Principal Amount before any prepayment), if any, as of the date of determination between (A) the present value of all future scheduled payments of interest and principal, including the principal amount due on the Maturity Date and assuming no other prepayments, to be made on this Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Rate, and (B) the outstanding Principal Amount immediately before such prepayment; and (ii) the Principal Amount being prepaid.

2.	INTEREST.

a.	Prior to the Maturity Date, with respect to each Interest Period, interest shall accrue on the Principal Amount at the applicable Interest Rate.

b.	From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.
Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

d.
Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.	The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.	PAYMENTS.

a.	Interest under this Note shall be payable as follows:

i.
On each Payment Date commencing on April 1, 2004 through June 1, 2005, Borrower shall pay to Lender monthly installments of interest payable on this Note in arrears at the applicable Interest Rate for the applicable Interest Period. No regularly scheduled payments of principal shall be due with respect to the Loan prior to the July 1, 2005 Payment Date.

ii.
On each Payment Date commencing on July 1, 2005 through November 1, 2013, Borrower shall make principal and interest payments to Lender in the amount specified for such Payment Date on Exhibit A attached hereto and incorporated herein, plus any interest in arrears accruing at the Default Rate following the occurrence and during the continuance of an Event of Default with respect to the applicable Interest Period (the applicable monthly payment amount under Section 3(a)(ii) or (iii), the Monthly Amount).

iii.
On the Maturity Date, Borrower shall repay in full the entire Principal Amount of this Note, together with all unpaid accrued interest on this Note and all other fees and sums then payable hereunder or under the Loan Documents (collectively, the Maturity Date Payment).

iv.	In the event any prepayments of a portion of the Principal Amount are made, the Monthly Amount shall not be reduced.

b.
All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 12:00 noon New York City time. Any payments received after such time shall be credited to the next following Business Day.

c.
All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

d.
Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

e.	All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

f.
To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4.	PREPAYMENTS.

a.
Limited Prepayment Period and Prepayment Lockout Period. During the Limited Prepayment Period Borrower shall have the right on a Payment Date to repay a portion of the Loan in connection with the Property Release of one or more Designated Release Properties in accordance with, and subject to the conditions of, Section 8.7 of the Loan Agreement, provided that the portion of the Loan that may be repaid during the Limited Prepayment Period may not be exceed, in the aggregate, $60,000,000 and Borrower shall be required to pay an amount equal to the Yield Maintenance Premium on the portion of the Loan repaid on the date of any such prepayment. Prior to the Prepayment Lockout Release Date, the outstanding aggregate principal amount of the Loan may not be paid in whole or in part, in excess of the $60,000,000 portion of the aggregate principal amount of the Loan that may be repaid in connection with a Property Release of a Designated Release Property during the Limited Prepayment Period. Borrower shall have the right only on a Payment Date on or after the Prepayment Lockout Release Date to prepay the Principal Amount, in whole but not in part,

b.	Voluntary Prepayments. In connection with any voluntary prepayment of the Principal Amount:

i.
Borrower shall provide prior irrevocable written notice (the Prepayment Notice) to Lender specifying the proposed date on which the prepayment is to be made, which date must be no earlier than ten (10) Business Days after the date of such Prepayment Notice; and

ii.	Borrower shall comply with the provisions set forth in Section 4(d) of this Note.

c.
Mandatory Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Proceeds, if Lender is not obligated to make such Proceeds available to Borrower for the restoration of the Property pursuant to the Loan Documents, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Proceeds.

d.	Payments in Connection with a Prepayment.

i.
On the date on which a prepayment, voluntary or mandatory, is made under this Note or as required under the Loan Agreement (the Prepayment Date), Borrower shall pay to Lender the portion of the Principal Amount being prepaid, together with all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated (even if such period extends beyond the date of prepayment) through the end of the Interest Period during which such prepayment is made and, in connection with a prepayment related to a Property Release of a Designated Release Property during the Limited Prepayment Period, an amount equal to the Yield Maintenance Premium on the Principal Amount prepaid as the applicable Release Price for such Designated Release Property.

ii.
On the Prepayment Date, Borrower shall pay to Lender all other sums, not including scheduled interest payments then due under the Note, the Loan Agreement, the Security Instrument, and the other Loan Documents.

iii.
Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Security Instrument as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses).

e.
LIQUIDATED DAMAGES AMOUNT. IF NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE PREPAYMENT LOCKOUT PERIOD FOR ANY REASON, INCLUDING AS A RESULT OF AN ACCELERATED MATURITY DATE BUT EXCLUDING A MANDATORY REPAYMENT IN CONNECTION WITH THE APPLICATION OF PROCEEDS FOLLOWING A CASUALTY OR CONDEMNATION AND EXCLUDING A VOLUNTARY PREPAYMENT IN CONNECTION WITH A PROPERTY RELEASE OF A DESIGNATED RELEASE PROPERTY DURING THE

LIMITED PREPAYMENT PERIOD, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT (THE LIQUIDATED DAMAGES AMOUNT) EQUAL TO THE GREATER OF (A) FIVE PERCENT (5%) OF THE PRINCIPAL AMOUNT BEING REPAID AND (B) THE YIELD MAINTENANCE PREMIUM.

5.
DEFEASANCE. From and after expiration of the Defeasance Lockout Period and prior to the Prepayment Lockout Release Date, Borrower shall have the right to defease the Loan pursuant to the provisions of Section 9.1.1 of the Loan Agreement.

6.	MISCELLANEOUS.

a.
Waiver. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

b.
Non-Recourse. Recourse with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Section 18.1 of the Loan Agreement and the terms, covenants and conditions of Section 18.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

c.	Note Secured. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instruments and the other Loan Documents.

d.
Notices. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

e.
Entire Agreement. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

f.
No Waiver. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.
Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender" as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

h.	Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

i.
Severability. The provisions of this Note are severable, and if anyone clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

j.
GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. BORROWER AGREES THAT, ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN ANY FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION

THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHTIN AN INCONVENIENT COURT.

k.
JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (ll) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

l.
Counterclaims and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

m.	Counterparts. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

BORROWER:

FIRST STATES INVESTORS 5000A LLC,
a Delaware limited liability company

By: /s/ Glenn Blumenthal
Name: Glenn Blumenthal
Title: Vice President

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION,
a Maryland corporation

By:__________________
Name: Christopher E. Tognola
Title: Vice President

By:___________________
Name: Thomas Traynor
Title: Authorized Signatory

STATE OF PENNSYLVANIA    )
) ss
COUNTY OF PHILADELPHIA    )

On the 2nd day of April in the year 2004 before me, the undersigned, a notary public in and for said state, personally appeared Glenn Blumenthal, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Deborah R. Cureton
Notary Public

[Notary Seal]	My commission expires: March 31, 2007